Media Contact:                                                                       Investor Contact:
Barbara Henderson                                                              Amy Greene
SVP, Worldwide Corp. Comm.                                             VP, Investor Relations
(213) 745-0517                                                                      (213) 745-0474

HERBALIFE LTD. ANNOUNCES FOURTH QUARTER DIVIDEND

LOS ANGELES, February 19, 2010— Herbalife Ltd. (NYSE: HLF) today reported that its board of directors approved a quarterly cash dividend of $0.20 per share to shareholders of record effective March 2, 2010, payable on March 16, 2010.

The company will release its fourth quarter and full year 2009 financial results after the close of trading on the NYSE on Tuesday, February 23, 2010. The following day, Wednesday, February 24, 2010 at 8 a.m. PT (11 a.m. ET), Herbalife’s senior management team will host an investor conference call to discuss its recent financial results and provide an update on current business trends.

The dial-in number for this conference call for domestic callers is (877) 758-1051 and (706) 634-5671 for international callers (conference ID 51796805). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company’s Web site at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (800) 642-1687 for domestic callers or (706) 645-9291 for international callers (conference ID 51796805). The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.
Herbalife Ltd. (NYSE:HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 72 countries through a network of 1.9 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife’s Web site contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.herbalife.com. The company encourages investors to visit its Web site from time to time, as information is updated and new information is posted.